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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): June 5, 2007


                            PEOPLE'S LIBERATION, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                  000-16075                    86-0449546
(State or other jurisdiction       (Commission               (I.R.S. Employer
     of incorporation)             File Number)             Identification No.)


               150 WEST JEFFERSON BOULEVARD, LOS ANGELES, CA 90007
                (Address of Principal Executive Offices/Zip Code)

                                 (213) 745-2123
              (Registrant's telephone number, including area code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

         |_|      Written   communications   pursuant  to  Rule  425  under  the
                  Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

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ITEM 5.02         DEPARTURE  OF  DIRECTORS  OR  CERTAIN  OFFICERS;  ELECTION  OF
DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

TERMINATION OF EDWARD HOUSTON'S EMPLOYMENT

         On June 7, 2007, we terminated the employment of Edward Houston, who served as our President pursuant to an employment agreement that was included as
Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 21, 2006.

MANAGEMENT COMPENSATION

         On June 5, 2007, our Board of Directors authorized management to take the following actions affecting certain members of our senior management team:

         The Company and each of Thomas Nields, our Chief Operating Officer, and Darryn Barber, our Chief Financial Officer, agreed to reduce the base salaries payable to each employee to $200,000 per annum. Previously, Messrs. Nields and Barber received base salaries of $250,000 and $232,000 per annum, respectively. Mr. Barber's employment agreement with the company will be amended to reflect the parties' agreement to reduce his base salary.

         On June 5, 2007, our Board of Directors approved the award to each of Darryn Barber and Thomas Nields of options to purchase 150,000 shares of our common stock. The option have an exercise price of $0.46 per share, the closing price of our common stock on the Over-The-Counter Bulletin Board on the date of the award, are fully vested, and have a term of ten years.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, People's Liberation, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  PEOPLE'S LIBERATION, INC.



Date:  June 11, 2007              By:    /s/ Darryn Barber
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                                         Darryn Barber, Chief Financial Officer


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